Exhibit 10.17

EXECUTION COPY

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of August 15, 2005, by and between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Pledgor”), and The Bank of New York, as the collateral agent for the Secured Parties under the Collateral Trust Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, ICO North America, Inc. (the “Company”), the Pledgor, the Guarantors from time to time party thereto, The Bank of New York, as Indenture Trustee (as defined therein) and the Collateral Agent have entered into a Collateral Trust Agreement dated as of August 15, 2005 (as modified and supplemented and in effect from time to time, the “Collateral Trust Agreement”); and

WHEREAS, this Agreement is one of the Security Documents referred to in the Collateral Trust Agreement; and

WHEREAS, the Pledgor has, subject to the terms and conditions of this Pledge Agreement, agreed to grant a Lien and security interest in the Collateral referred to herein;

AGREEMENT:

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.                                            Definitions.

1.1                                 Terms Generally. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement.

1.2                                 Additional Definitions. In addition, as used herein, the following defined terms shall have the following meanings:

“Capital Stock” means all Capital Stock of the Company now or hereafter issued to Pledgor, including the Class B common stock of the Company listed on Annex 1 hereto.

“Company” is defined in the recitals hereto.

“Pledge Agreement” means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Collateral” means the Pledged Stock and all Proceeds.

“Pledged Stock” means all shares of Capital Stock of the Company now or hereafter issued to the Pledgor, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Company to the Pledgor while this Pledge Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the UCC on the date hereof, of the Pledged Stock, and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“UCC” means the Uniform Commercial Code from time to time in effect in the State of New York.

1.3                                 Interpretation. The rules of interpretation set forth in Section 1.2 of the Collateral Trust Agreement shall apply mutatis mutandis to this Pledge Agreement as if set forth in full herein.

Section 2.                                            Pledge; Grant of Security Interest.

(a)                                  The Pledgor hereby delivers to the Collateral Agent, for the benefit of the Secured Parties, all certificates or instruments representing or evidencing the Pledged Stock on the date hereof, and hereby pledges, transfers and grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest in all of the Pledgor’s right, title and interest in the Pledged Collateral, now owned or at anytime hereafter acquired, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(b)                                 As of the date hereof, the Pledgor holds bare legal title to, but no beneficial interest in, the shares of Capital Stock described in Annex 2 (the “Transferred Shares”). For so long as Pledgor holds such legal title, the Transferred Shares shall be deemed to be Pledged Collateral hereunder, provided that Pledgor makes no representations or warranties with respect thereto under Section 4. Within a reasonable period following the date hereof, Pledgor shall cause new certificates representing the Transferred Shares to be issued in the name of the Company, and the pledge and security interest created hereby on the Transferred Shares shall terminate. The Collateral Agent agrees to deliver certificates representing the Transferred Shares to Pledgor upon delivery of such new certificates.

Section 3.                                            Stock Powers. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

Section 4.                                            Representations and Warranties. The Pledgor represents and warrants as of the date hereof that:

(a)                                  the shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the Capital Stock of the Company owned by the Pledgor;

(b)                                 all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

(c)                                  the Pledgor is the record and beneficial owner of the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement or permitted under the Collateral Trust Agreement; and

(d)                                 upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-315 of the UCC), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Pledged Collateral from the Pledgor.

Section 5.                                            Covenants. The Pledgor covenants and agrees with the Collateral Agent as follows:

(a)                                  If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Capital Stock of the Company, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)                                 Except as permitted under the Collateral Trust Agreement and all of the other Secured Debt Documents, including without limitation the Indenture if is still in effect at any applicable time, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or as permitted under the Collateral Trust Agreement or all of the other Secured Debt Documents, including without limitation the Indenture if is still in effect. The Pledgor will defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

(c)                                  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Pledged Collateral and to perfect the first priority Lien pursuant to this Pledge Agreement.

Section 6.                                            Cash Dividends; Voting Rights. Unless an Actionable Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends, distributions and other cash amounts paid by the Company in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that the Pledgor agrees that it shall not vote in any way which would be inconsistent with or result in any violation of any provision of the Collateral Trust Agreement or any Secured Debt Document. The Collateral Agent shall, at the Pledgor’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 6.

Section 7.                                            Rights of the Collateral Agent.

(a)                                  If an Actionable Default shall occur and be continuing, (i) the Collateral Agent shall have the right to receive directly any and all dividends and other distributions of any kind or nature paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order specified in the Collateral Trust Agreement, and (ii) all shares of the Pledged Stock may be registered in the name of the Collateral Agent or its nominee, and, subject to the terms of this Pledge Agreement, the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 11, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Pledgor hereby grants to the Collateral Agent an irrevocable proxy, exercisable upon the occurrence and continuation of an Actionable Default, to vote, or to give a written consent with respect to, all of the Pledged Stock so as to effectuate the provisions of this Section 7(a).

(b)                                 The rights of the Collateral Agent shall not be conditioned or contingent upon the pursuit by the Collateral Agent of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. The Collateral Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The Collateral Agent agrees to release promptly to the Pledgor any dividends, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Pledged Collateral which it may receive under Section 7(a) if, prior to the occurrence of an acceleration of any of the Secured Obligations, any Actionable Default shall have been waived or be no longer continuing.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, (i) the Collateral Agent will not take any action hereunder that would constitute or result in any transfer of control or assignment of the Pledgor or any Federal Communications Commission (“FCC”) licenses held or controlled by the Pledgor without obtaining all necessary FCC and other governmental authority approvals, and (ii) the Collateral Agent shall not foreclose on, sell, assign, transfer or otherwise dispose of, or exercise any right to control any FCC licenses as provided herein or take any other action that would affect the operational, voting, or other control of the Pledgor, unless such action is taken in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and the rules, regulations and published policies of the FCC and any other governmental authority.

Section 8.                                            Remedies. Upon the occurrence of an Actionable Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other Security Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or any notice specifically provided for in any Security Document) to or upon the Pledgor, the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Collateral Agent promptly shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect subject to the provisions of the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the lawful exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten Business Days before such sale or other disposition. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor or any other Obligor with respect to the Secured Obligations.

Section 9.                                            Private Sales. The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Collateral Agent in good faith believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay the sale of any of the Pledged Stock for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

Section 10.                                      No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Collateral Agent or any Secured Party, or the receipt of any amounts by the Collateral Agent or any Secured Party with respect to any of the Pledged Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Company or any other Obligor, nor shall the Pledgor seek any reimbursement from any other Obligor in respect of payments made by the Pledgor in connection with the Pledged Collateral, or amounts realized by the Collateral Agent or any Secured Party in connection with the Pledged Collateral, and any such rights of subrogation and reimbursement of the Pledgor are hereby waived until the Occurrence of the Secured Obligation Termination Date and the payment in full of amounts otherwise payable to the Collateral Agent.

Section 11.                                      Limitation on Duties Regarding Pledged Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account. None of the Collateral Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

Section 12.                                      Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

Section 13.                                      Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.                                      Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 15.                                      No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 16 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation under any Security Document or in any breach of any of the terms and conditions hereof or thereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 16.                                      Intention: Waivers and Amendments; Successors and Assigns; Governing Law. This Pledge Agreement represents the entire agreement of the Pledgor and the Collateral Agent with respect to the subject matter hereof and there are no promises or representations by the Pledgor, the Collateral Agent or any Secured Party relative to the subject matter hereof not reflected herein or in the other Security Documents. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent, provided that any provision of this Pledge Agreement may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by facsimile transmission from the Collateral Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and permitted assigns.

Section 17.                                      Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 8.5 of the Collateral Trust Agreement and shall be deemed to have been given at the times specified in said Section.

Section 18.                                      Counterparts. This Pledge Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 19.                                      Collateral Trust Agreement Controls. In the event of any conflict between any terms and provisions set forth in this Pledge Agreement and those set forth in the Collateral Trust Agreement, the terms and provisions of the Collateral Trust Agreement shall supersede and control the terms and provisions of this Pledge Agreement.

Section 20.                                      Termination. This Pledge Agreement shall terminate upon the occurrence of the Secured Obligation Termination Date, or upon any earlier release of the pledge created hereby that is permitted or contemplated by the Collateral Trust Agreement and all Secured Debt Documents, including without limitation the Indenture if is still in effect at any applicable time. Upon such termination and upon compliance with the applicable provisions of Article V of the Collateral Trust Agreement, at the request and at the sole expense of Pledgor, the Collateral Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder.

Section 21.                                      Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 22.                                      No Recourse Against Pledgor. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS PLEDGE AGREEMENT, THE COLLATERAL TRUST AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT, THE OBLIGATIONS OF PLEDGOR HEREUNDER AND UNDER THE OTHER SECURED DEBT

DOCUMENTS ARE NON-RECOURSE SECURED OBLIGATIONS OF PLEDGOR. THE ONLY RECOURSE THE COLLATERAL AGENT OR A HOLDER OF THE SECURED DEBT WILL HAVE AGAINST PLEDGOR WITH RESPECT TO THE PAYMENT OR PERFORMANCE OF ANY OF THE SECURED OBLIGATIONS WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE PLEDGED COLLATERAL PURSUANT TO THIS PLEDGE AGREEMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

By:	/s/ Craig N. Jorgens
Name: Craig Jorgens
Title: President

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Assistant Vice President

Signature Page of the Pledge Agreement